                                                                 Exhibit (10)(f)(1)

                                EXTENSION AGREEMENT

         EXTENSION AGREEMENT, dated as of July 8, 12003, among WEST PHARMACEUTICAL
SERVICES, INC., a Pennsylvania corporation (the "Company"), the direct and indirect subsidiaries of the Company listed on the signature pages hereto (together with the
Company, collectively, the "Borrowers"), the several banks and other financial institutions listed on the signature pages hereto (collectively, the "364 Day Banks"), and PNC BANK, NATIONAL ASSOCIATION, as Agent (in such capacity, the "Agent").

                                W I T N E S S E T H:

       WHEREAS, the Borrowers, the 364 Day Banks, the other banks and financial institutions party thereto and the Agent are parties to a Credit Agreement, dated as of July 26, 2000 (as heretofore amended, supplemented or otherwise modified, the
"Credit Agreement");

       WHEREAS, pursuant to Section 2.14(d) of the Credit Agreement, the Borrower
have requested an extension of the 364 Day Commitments under the Credit Agreement from July 20, 2003 until July 19, 2004; and

       WHEREAS, each of the 364 Day Banks has agreed to extend its 364 Day Commitment until July 19, 2004 on the terms and subject to the conditions set forth herein.

       NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

       1.   Defined Terms. Unless otherwise defined herein, terms defined in the
Credit Agreement are used herein as therein defined.

       2.   Extension of 364 Day Commitments.  Effective on and as of July 21, 2003,
the 364 Day Commitments of each of the 364 Day Banks shall be extended until
July 19, 2004 and the date "July 20, 2003" appearing in the definition of the term
"364 Day Termination Date" is hereby changed to "July 19, 2004".

       3.   Representations and Warranties.  The Borrowers hereby represent and warrant to the 364 Day Banks and the Agent that:

           (a)   There exists no Default or Event of Default under the Credit
Agreement as amended hereby;

           (b)   The representations and warranties made in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof; and

           (c)   The execution and delivery of this Extension Agreement by and on behalf of the Borrowers has been duly authorized by all requisite action on behalf of the Borrowers and this Extension Agreement constitutes the legal, valid and binding obligation of the Borrowers, enforceable against them in accordance with its terms.

       4.  Effectiveness.  This Extension Agreement shall become effective on the date on which the Agent shall have received (a) counterparts hereof duly executed by the Borrowers and each 364 Day Bank, (b) an extension fee for the benefit of each 364 Day Bank in the amount of 10 basis points (.10%) on the amount of such such arrangement fees as shall have been agreed to with the Borrowers.

       5.  Limited Effect.  Except as expressly amended by this Extension Agreement, the Credit Agreement shall continue to be, and shall remain, unaltered and in full force and effect in accordance with its terms and the Borrowers hereby confirm all of the provisions of the Credit Agreement and the other Loan Documents.

       6.  Release.  Recognizing and in consideration of each of the 364 Day Banks extending its 364 Day Commitment, each of the Borrowers hereby waives and releases all of the Banks and the Agent and their officers, attorneys, agents, and employees from any liability, suit, damage, claim, loss or expense of any kind or nature whatsoever and howsoever arising that such Borrower ever had or now has against any of them arising out of or relating to any Bank's or the Agent's acts or omissions with respect to this Extension Agreement, the Credit Agreement, the other Loan
Documents or any other matters described or referred to herein or therein.

       7.   Miscellaneous.

           (a)   Expenses.  Each of the Borrowers agrees to pay all of the Agent's reasonable out-of-pocket expenses incurred in connection with the preparation, negotiation and execution of this Extension Agreement and the other documents executed in connection herewith, including, without limitation, the reasonable fees and expenses of Ballard Spahr Andrews and Ingersoll, LLP.

           (b)   Governing Law.  This Extension Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

           (c)   Successor and Assigns.  The terms and provisions of this Extension
Agreement shall be binding upon and shall inure to the benefit of the Borrowers, the Agent and the Banks and their respective successors and assigns.

           (d)   Counterparts.  This Extension Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

           (e)   Headings.  The headings of any paragraph of this Extension
Agreement are for convenience only and shall not be used to interpret any provision hereof.

           (f)   Modifications.  No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

    IN WITNESS WHEREOF, the parties hereto have caused this Extension Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                             WEST PHARMACEUTICAL SERVICES, INC.

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                             WEST PHARMACEUTICAL SERVICES
                                              OF FLORIDA, INC.

                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                             WEST PHARMACEUTICAL SERVICES
                                              LAKEWOOD, INC.

                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                             WEST PHARMACEUTICAL SERVICES
                                              GROUP LIMITED

                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                             PACO LABORATORIES, INC.

                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                             WEST PHARMACEUTICAL SERVICES
                                              CANOVANAS, INC.

                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                             WEST PHARMACEUTICAL SERVICES
                                             OF DELAWARE, INC.

                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                             WEST PHARMACEUTICAL SERVICES
                                              VEGA ALTA, INC.

                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________

                                              WEST PHARMACEUTICAL
                                               CLEVELAND, INC.

                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________

                                               PNC BANK, NATIONAL ASSOCIATION,
                                                 as a 364 Day Bank and as Agent

                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________

                                               WACHOVIA BANK, NATIONAL
                                                 ASSOCIATION (formerly known as
                                                 FIRST UNION NATIONAL BANK)

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

                                                NATIONAL CITY BANK

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

                                                CITIZENS BANK OF PENNSYLVANIA

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________